BB&T

Loan Agreement

Account Number

This Loan Agreement (the “Agreement”) is made this 13th day of May, 2015 (the “Effective Date”) by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), and:

PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (collectively, “Borrower”), each having its chief executive office at 200 West Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

PATRIOT TRANSPORTATION, INC., OF FLORIDA, a Florida corporation (individually “Guarantor” and collectively the “Guarantors”) having its chief executive office at 200 West Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan and/or Guidance Line of Credit (hereinafter sometimes referred to, singularly or collectively, if more than one, as “Loan”):

Guidance Line of Credit (“Guidance Line of Credit”) in the maximum principal amount not to exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00) at any one time outstanding, The Guidance Line of Credit shall expire on the earlier of an Event of Default and May 12, 2017 (such earlier date, the “Termination Date”). Subject to the terms and conditions of this Agreement, Bank agrees to make loans (each such loan, a “Guidance Loan”) to Borrower from time to time up to, but not including, the Termination Date, provided, however, in no event shall Bank be obligated to make a Guidance Loan if doing so would, after giving effect thereto, cause the aggregate principal amount of all Guidance Loans to exceed the Guidance Line of Credit or result in an Event of Default. The Guidance Line of Credit shall automatically expire and terminate on the Termination Date. Within the foregoing limits and subject to the terms and conditions of this Agreement, Borrower may borrow, repay, and reborrow the principal amount of the Guidance Loans at any time up to, but not including, the Termination Date. Borrower shall use the proceeds of the Guidance Loans for the acquisition of transportation business or equipment and general company purposes of the Borrower.

All requests for Guidance Loans shall be in writing (such notice, the “Guidance Loan Takedown Request”) and shall (i) specify the date for the making of the applicable Guidance Loan, which date must be a business day; (ii) specify the principal amount of the applicable Guidance Loan to be made; (iii) specify Borrower’s election for a fixed interest rate or a floating interest rate; (iv) instructions for the disbursement of the proceeds of such Guidance Loan; (v) be accompanied by a current Loan Base Report, Covenant Compliance Certificate and a Collateral Identification Schedule; and (vi) include such other information Bank may reasonably require from time to time. All Guidance Loans are subject to Availability.

The Borrower shall pay to Bank, a fee equal to 0.250% of the amount of each Guidance Loan advanced under the Guidance Line of Credit (the “Guidance Facility Fee”), which Guidance Facility Fee shall be due and payable with respect to each advance under the Guidance Line of Credit on the closing date for such Guidance Loan (a “Guidance Loan Closing Date”).

The Borrower shall pay the Bank, quarterly in arrears on the last day of each calendar quarter, an unused fee equal to 0.15% per annum on the average daily unused amount of the Guidance Line of Credit for such calendar quarter calculated on the basis of a year of 360 days for the actual number of days elapsed.

On each Guidance Loan Closing Date, Borrower shall execute and deliver to the Bank a promissory note with addendum to promissory note substantially in the form of Exhibit A, attached hereto and made a part hereof (each such note, together with all of such notes, a “Guidance Note”), which Guidance Note, together with Bank’s records, shall evidence the applicable Guidance Loan and interest accruing thereon. All Guidance Loans shall have a sixty (60) month maturity from the date the Guidance Note is made and delivered, and shall provide for monthly fixed principal payments calculated using an 84 month amortization period, plus monthly interest payments. All Guidance Loans shall bear interest at a per annum rate (the “Guidance Loan Interest Rate”) equal to the One Month LIBOR plus the Applicable Margin (set forth below), unless Borrower elects a fixed rate of interest which shall be determined by the Bank in reference to its standard internal cost of funds for the proposed Guidance Loan at the time it receives Borrower’s Guidance Loan Takedown Request plus the Applicable Margin. All interest on any Guidance Loan shall be calculated on the presumed basis of a year of 360 days, for the actual number of days elapsed. The Applicable Margin shall be determined as follows:

If Borrower’s Leverage Ratio is:	Then the Applicable Margin is:
≥ 3.76:1.0 to 5:1.0	2.25%
≥ 2.51:1.0 to 3.75:1.0	2.0%

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Loan Agreement

≥ 1.26:1.0 to 2.5:1.0	1.75%
≤ 1.25:1.0	1.5%

Each Guidance Note shall be secured by a first and prior lien and security interest in the Borrower’s Collateral, and at each Guidance Loan Closing Borrower shall execute and deliver to Bank a Security Agreement, substantially in the form of Exhibit B, attached hereto and made a part hereof, Certificates of Title and such other evidence documenting the Bank’s first priority security interest in the Collateral as security for the Guidance Note as Bank and its counsel shall require, including, without limitation, registering the Bank’s security interest with the Department of Motor Vehicles, and/or any other entity which issues the Certificates of Title for the Collateral, and Guarantor shall deliver a Guaranty. Borrower and Guarantor shall also execute and deliver to Bank at each Guidance Loan Closing such other documentation as Bank and its counsel shall require to more fully evidence the provisions of this Loan Agreement and to fully document the Guidance Note.

Yield Protection. If at any time a change in any law or regulation (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or other U.S. or foreign regulatory authorities pursuant to Basel III) or in the interpretation thereof by any governmental authority having the authority to interpret or enforce the same shall make it unlawful for Bank to make or maintain the Loan under the terms of this Agreement, Bank shall have the right to convert the applicable interest rate on the loans to a rate based on the Prime Rate. Similarly, should Bank incur increased costs or a reduction in the amounts received or receivable on the Loan because of any change in any applicable law, regulation, rule, guideline or order, including without limitation the imposition, modification or applicability of any reserves, deposits or capital adequacy then Borrower shall pay to Bank within ten (10) business days of demand, which demand shall contain the basis and calculations supporting such demand, as may be required to compensate Bank for such increased costs or reductions in amounts to be received hereunder. Each determination and calculation made by Bank shall, absent manifest error, be binding and conclusive on the parties hereto. All payments made by Borrower hereunder or the other Loan Documents shall be made free and clear and without deduction of any present or future taxes, levies, imposts, charges or withholdings other than taxes based on net income and franchise taxes imposed on Bank by the law of the jurisdiction in which Bank is organized or transacting business.

The Guidance Notes are collectively referred to herein as the “Note(s)” and shall include all extensions, renewals, modifications and substitutions thereof. Bank may, at its sole discretion, effect payment of any sums past due under the Note(s) and any fees or reimbursable expenses due by debiting Borrower’s operating or other deposit account with Bank.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank's counsel in their sole discretion:

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Note(s): A Guidance Note duly executed by the Borrower.

Security Agreement(s): A Security Agreement in which Borrower and any other owner of personal property collateral (a “Debtor”) shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrower must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

Certificates of Title: Certificates of Title for each vehicle, trailer, or other titled personal property serving as collateral for the Loan.

UCC Financing Statements: Copies of UCC Financing Statements duly filed in Borrower’s or Debtor’s state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or other debtor, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the Collateral, unless prior approval has been given by the Bank.

Corporate Resolution: A Certificate of Corporate Resolutions signed by the corporate secretary or certified officer containing resolutions duly adopted by the Board of Directors of the Borrower and the Guarantor authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of Borrower and Guarantor, all filed with and certified by the Secretary of State of the State of the Borrower's incorporation.

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Loan Agreement

By-Laws: A copy of the By-Laws of the Borrower and Guarantor, certified by the Secretary of the Borrower as to their completeness and accuracy.

Certificate of Incumbency: A certificate of the Secretary of the Borrower and Guarantor certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.

Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of the Borrower's Incorporation or Organization as to the existence or good standing of the Borrower and its charter documents on file.

Opinion of Counsel: An opinion of counsel for the Borrower satisfactory to the Bank and the Bank’s counsel, substantially in the form of Exhibit C, attached hereto and made a part hereof.

Guaranty: Guaranty Agreement, substantially in the form of Exhibit D, attached hereto and made a part hereof, duly executed by the Guarantor.

Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

Appraisal(s): Two (2) copies of an appraisal ordered by the Bank of the estimated market value of the personal property offered as collateral for the Loan(s) referenced herein. The appraisal(s) must be addressed to the Bank and must conform to the Uniform Standards of Professional Appraisal Practice (“USPAP”) adopted by the Appraisal Standards Board of the Appraisal Foundation. Any deviation from the USPAP must be explained in the appraisal(s). The appraiser(s) must be licensed and/or certified if required by applicable Federal Deposit Insurance Corporation regulations or state laws.

Section 2 Representations and Warranties

The Borrower represents and warrants to Bank that:

2.01.  Financial Statements. The balance sheet of the Borrower and its subsidiaries, if any, and the related Statements of Income and Retained Earnings of the Borrower and its subsidiaries, the accompanying footnotes together with the accountant's opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof.

2.02.  Name, Capacity and Standing. The Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. If the Borrower and any of its subsidiaries, if any, is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03.  No Violation of Other Agreements. The execution and delivery of the Loan Documents, and the performance by the Borrower, by any and all pledgors (whether the Borrower or Debtor (hereinafter sometimes referred to as the “Pledgor”)) or by the Guarantor(s) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon the Borrower, any Pledgor or Guarantor(s), or give cause for the acceleration of any of the respective obligations of the Borrower or Guarantor(s).

2.04.  Authority. The execution, delivery and performance of this Agreement, the Note(s) and the other Loan Documents has been duly authorized by all necessary and proper corporate or equivalent action. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

2.05.  Asset Ownership. The Borrower and each Pledgor has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements.

2.06.  Discharge of Liens and Taxes. The Borrower and its subsidiaries, if any, have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

2.07.  Regulations U and X. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

2.08.  ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by the Borrower or by any subsidiary of the Borrower or any corporate Guarantor meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

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Loan Agreement

2.09.  Litigation. There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower, its subsidiaries, if any, any Guarantor, or any Pledgor, or affect the ability of the Borrower or any Guarantor or any Pledgor to perform its obligations under the Loan Documents.

2.10.  Other Agreements. The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all respects on the date hereof

2.11.  Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower and Guarantors respectively, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally.

2.12.  Commercial Purpose. The Loan(s) are not “consumer transactions”, as defined in the Florida Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

2.13.  No Violation of Wells Fargo Credit Facility. The execution and delivery of the Loan Documents, and the performance by the Borrower, by any and all Pledgors or by the Guarantor(s) thereunder will not violate any provision of that certain 2015 Credit Agreement dated as of January 30, 2015 by and between Patriot Transportation Holding, Inc. and Wells Fargo Bank, N.A. (the “Wells Fargo Credit Facility” and together with all documents and agreements entered into in connection therewith as in effect on the date of this Loan Agreement, the “Wells Fargo Credit Facility Loan Documents”).

Section 3 Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

3.01.  Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and (c), as applicable, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

3.02.  Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

3.03.  Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.04.  Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.

3.05.  Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies acceptable to Bank in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank's collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.

3.06.  Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.

3.07.  Right of Inspection. Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank's sole discretion, and if no Event of Default then exists upon prior written notice to Borrower, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrower, and the Borrower's independent accountant as the Bank deems necessary and proper.

3.08.  Reporting Requirements. Furnish to the Bank:

Financial Statements: As soon as available and not more than forty-five (45) days after the end of the first, second and third quarters of each fiscal year, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer, general partner or manager (or member(s)) of the Borrower, as appropriate.

Annual Financial Statements: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Audited.

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Loan Agreement

Covenant Compliance Certificate: On or before the forty-fifth (45th) day after the end of each quarter, a Covenant Compliance Certificate of Borrower in the form attached hereto as Schedule EE signed by the President, Chief Executive Officer or Chief Financial Officer of the Borrower.

Loan Base Report: On or before the forty-fifth (45th) day after the end of each quarter, a Loan Base Report in a form acceptable to Bank signed by the President, Chief Executive Officer or Chief Financial Officer of the Borrower, reflecting any changes in the Eligible Equipment and the Availability.

Notice of Litigation: Promptly after the receipt by the Borrower, or by any Guarantor of which Borrower has knowledge, of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or Guarantor, as appropriate.

Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Wells Fargo Credit Facility Documents. Promptly upon execution and delivery to Wells Fargo, true and complete copies of any modifications, amendments, restatements, and renewals of the Wells Fargo Credit Facility Loan Documents.

Other Credit Facility Documents. Promptly upon execution and delivery to any lender or creditor who extends credit or loans to Borrower other than Bank or Wells Fargo (but excluding trade creditors in the ordinary course of Borrower’s business), true and correct copies of the loan and credit documents delivered in connection therewith, and upon modification, amendment, restatement and renewals thereof, true and correct copies of such modification, amendment, restatement and renewal (collectively, the “Other Credit Facility Documents”).

Other Information: Such other information as the Bank may from time to time reasonably request.

3.09.  Deposit Accounts. Open and maintain at least one deposit account with the Bank.

3.10.  Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Security Agreement, or other security document executed by the Borrower which are described in Section 1 hereof are hereby incorporated by reference herein.

3.11.  Minimum Collateral Value. Maintain a loan to value ratio whereby the Net Orderly Liquidation Value of the Collateral plus the Interim Assigned Value of the Collateral equals or exceeds 118% of the aggregate outstanding principal balance of the Guidance Notes (the “Minimum Collateral Value”), provided, however, if upon receipt of any updated appraisal of the Collateral, Borrower does not meet the Minimum Collateral Value, Borrower shall have the right to add additional Eligible Equipment to the Collateral at any time prior to the due date of the next succeeding Loan Base Report. In addition, at any time during the term of this Agreement so long as no Event of Default exists, Borrower may add or remove Eligible Equipment to and from the Collateral so long as it maintains the required Minimum Collateral Value. The value of any Eligible Equipment which is added to or removed from the Collateral shall be its Net Orderly Liquidation Value, and to the extent that any such Eligible Equipment was not appraised during the twelve (12) months preceding its addition or removal, such equipment shall be valued at the Interim Assigned Value.

3.12.  Collateral Appraisals and Exams. From time to time, as deemed necessary by Bank in its reasonable discretion to monitor Collateral, but no more than once a year, unless an Event of Default exists in which event there shall be no restrictions on frequency of appraisals and Bank can exercise its sole discretion, Borrower hereby authorizes Bank or any agent, employee or representative thereof to inspect, examine, and verify the Collateral, order and obtain appraisals of the Collateral, examine and make copies of and make abstracts from all the records and books of account of, and visit the properties of, Borrower, and to discuss or communicate the affairs, finances, and Collateral generally of Borrower with any of Borrower’s owners, officers, employees, directors, shareholders, members or partners, as well as Borrower’s independent accountants and consultants or with respect to any Collateral, any of its Account Debtors. Without expense to Bank, Bank may use any of Borrower’s personnel, premises and equipment (including, without limitation, computer equipment, programs and computer readable media) as deemed reasonably necessary by Bank to conduct such exam. Borrower shall pay to Bank for each appraisal of the Collateral and any exam, an examination fee plus actual expenses such as, but not limited to, travel time, specialized equipment needed to count and/or value goods pledged as Collateral, the use of outside firms to perform any exam as deemed necessary by Bank in its reasonable discretion to appraise the Collateral and/or monitor the Collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to Borrower by Bank along with Bank's invoice for reimbursement.

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Loan Agreement

3.13.      Compliance with Wells Fargo Credit Facility Documents. Comply in all respects with the terms and provisions of the Wells Fargo Credit Facility Documents.

Section 4 Guarantor(s) Covenants

Each Guarantor covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Guarantor shall:

4.01.      Maintain Existence and Current Legal Form of Business. If Guarantor is a corporation, partnership, limited partnership, limited liability partnership or limited liability company (a) maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business as shown on the guaranty agreement provided by Guarantor to Bank in connection with the Loan, (c) without the Bank’s prior written consent, not change Guarantor’s name, or enter into any merger, consolidation, reorganization or exchange of stock, ownership interests or assets, and (d) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

4.02.      Maintain Properties. Guarantor shall not, without the prior written consent of Bank, sell, transfer or otherwise dispose of all or substantially all of Guarantor's properties and assets (tangible or intangible), except in the ordinary course of business.

4.03.      Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency thereof all taxes, assessments, and governmental charges imposed or assessed upon Guarantor or upon Guarantor’s property, and with all Environmental Laws.

4.04.      Reporting Requirements. Furnish to the Bank:

Annual Financial Statement(s): As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year of Guarantor, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in financial position, on form(s) to be provided by the Bank, all in reasonable detail, and all prepared in accordance with GAAP consistently applied; and, such financial statements must be of the following quality or better: Audited, provided, however, if Guarantor does not prepare its own separate financial statements, but its financial statements are reflected on its parent’s financial statement, Guarantor shall provide any consolidating statements and information together with the audited financial statements of Guarantor’s parent.

Notice of Litigation: Promptly after the receipt by Guarantor, or by Borrower of which Guarantor has knowledge, notice of any claim, action, suit, and proceeding before any court or governmental agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Guarantor or Borrower, as appropriate.

4.05.      Transfer of Ownership. Not, without the prior written consent of the Bank: If Guarantor is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Guarantor.

4.06.      [intentionally deleted]

4.07.      Other Information: Furnish such other information as the Bank may from time to time reasonably request.

4.08.      Representations and Warranties. Each Guarantor represents and warrants to Bank that: (i) if Guarantor is a corporation, partnership, limited partnership, limited liability partnership, limited liability limited partnership, or limited liability company, it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under its Guaranty Agreement, (ii) all financial statements and related information furnished to Bank in connection with the Loan are true, correct and complete in all material respects, accurately represent the financial condition of such Guarantor as of the date thereof, and no material adverse change in its financial condition has occurred since the date thereof; (iii) it has full knowledge of the financial condition and business operations of the Borrower; and (iv) there is no litigation pending or, to the knowledge of such Guarantor, threatened which if adversely decided would materially impair its ability to honor and pay its obligations under its Guaranty Agreement.

4.09.      Eligible Contract Participant. Notwithstanding anything to the contrary herein, any person that does not qualify as an Eligible Contract Participant (as defined in the Commodity Exchange Act, as amended) or otherwise does not qualify as an “indirect proprietorship” pursuant to the rules of the Commodity Futures Trading Commission, shall not be deemed a party to any guaranty of any Swap Obligation with Bank entered into or modified on or after October 12, 2012, and shall not be liable for any swap obligations to Bank arising from such Swap Obligation. The foregoing exclusion shall have no effect on any other obligation of such person to Bank under his Guaranty. “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap Agreement (including any Hedge Agreement) within the meaning of section 1a(47) of the Commodity Exchange Act (7 U.S.C. Sec. 1 et seq.).

4.10.      Keepwell. If at any time a Guarantor guarantees a Swap Obligation under any Hedge Agreement in connection with this Agreement, such guarantor, to the extent he is an Eligible Contract Participant, as defined in Section 4.09 hereof, unconditionally and irrevocably agrees to provide such funds or other support as needed by each other Guarantor to honor all of its obligations under any Hedge Agreement in respect of any Swap Obligation, as defined in Section 4.09 hereof. The obligation of each Guarantor under this Section 4.10 shall remain in full force and effect until the Loan shall have been repaid in full and all commitments to make advances hereunder have terminated. Each Guarantor intends that this Section 4.10 shall constitute a “keepwell, support or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act (7 U.S.C. Section 1 et seq.).

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Loan Agreement

Section 5 Financial Covenants

The Borrower covenants and agrees that from the date hereof until payment in full of the Loan and the performance of all obligations under the Loan Documents, it shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Leverage Ratio/Debt to Tangible Net Worth. Maintain a ratio of total book liabilities to Tangible Net Worth of not greater than 5.0 to 1.0 tested quarterly during the term of this Agreement. “Tangible Net Worth” is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus loans or advances to affiliated Persons, goodwill, contract rights, and other assets representing claims on shareholders or affiliated Persons. Subject to the Bank’s review and approval in its sole discretion, the Borrower may include pro forma financial statement information for any acquisition in this calculation.

Funded Debt to EBITDA Ratio. Maintain a Funded Debt to EBITDA Ratio of not greater than 2.5:1.0, tested quarterly, on a trailing twelve month basis, during the term of this Agreement. “Funded Debt to EBITDA Ratio” means the ratio of (a) all liabilities and obligations which bear interest, to (b) the sum of net income plus interest expense plus taxes plus depreciation plus amortization. Subject to the Bank’s review and approval in its sole discretion, the Borrower may include pro forma financial statement information for any acquisition in this calculation. The current portion of long-term debt will be measured as of the last day of the calculation period.

Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.15:1.0, tested quarterly, on a trailing twelve month basis, during the term of this Agreement. “Fixed Charge Coverage Ratio” means the ratio of (a) the sum of net income plus interest expense plus amortization plus lease expense and rent expense minus dividends and distributions, to (b) the sum of the current portion of long term debt for the prior period plus interest expense plus lease expense and rent expense. Subject to the Bank’s review and approval in its sole discretion, the Borrower may include pro forma financial statement information for any acquisition in this calculation. The current portion of long-term debt will be measured as of the last day of the calculation period.

Section 6 Negative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower shall not, without the prior written consent of the Bank:

6.01.      Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to the Collateral, or the properties of any Pledgor securing payment of the Loan, now owned or hereafter acquired, except:

(a)	Liens and security interests in favor of the Bank;
(b)	Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;
(c)	Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;
(d)	[intentionally deleted];
(e)	purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

6.02.     Debt. To the same extent set forth in the Wells Fargo Credit Facility Loan Documents, as same are amended, modified or restated from time to time, or if the Wells Fargo Credit Facility no longer exists, to the same extent set forth in the Other Credit Facility Loan Documents, Borrower shall not create, incur, assume, or suffer to exist any debt or enter into any capital lease obligations except as permitted by the Wells Fargo Credit Facility Loan Documents and the Other Credit Facility Loan Documents.

6.03.      [intentionally deleted]

6.04.      Change of Legal Form of Business. Change Borrower’s name or the legal form of Borrower’s business as shown above, whether by merger, consolidation, conversion or otherwise.

(a)	[intentionally deleted]

6.05.      Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests. Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of Borrower’s capital stock or other ownership interests, now or hereafter outstanding, except for (i) dividends not exceeding 66.6% of the consolidated net income of Borrower and its subsidiaries subsequent to September 30, 2003, (ii) dividends payable solely in shares of any class of Borrower’s common stock, (iii) dividends or distributions, purchase or redemption made by Borrower in any subsidiary or by any subsidiary in Borrower, and (iv) cash redemptions of Borrower’s common stock, unless any such distribution would cause Borrower to commit an event of default under Section 5 hereof.

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6.06.      [intentionally deleted]

6.07.      Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and guaranties made in connection with an asset acquisition by Borrower so long as no Event of Default then exists or would occur after giving effect thereto.

6.08.      [intentionally deleted]

6.09.      Disposition of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets or properties except in the ordinary and usual course of its business.

6.10.      [intentionally deleted]

6.11.      Negative Covenants from other Loan Documents. All negative covenants contained in any Security Agreement, or other security document executed by the Borrower which are described in Section 1 hereof or are otherwise in effect under any other loan to Borrower are hereby incorporated by reference herein.

Section 7 Hazardous Materials and Compliance with Environmental Laws

7.01.      [intentionally deleted]

7.02.      Compliance. Borrower agrees to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials, where noncompliance may have a significant negative effect on the Collateral. Borrower further agrees to provide Bank, with immediate notice in writing of any violation of any Environmental Laws where noncompliance may have a significant negative effect on the Collateral, and to pursue diligently to completion all appropriate and/or required remedial action.

7.03.      Remedial Action; Indemnity: Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7. In addition, Bank shall have all rights and remedies provided in other Loan Documents with respect to Hazardous Materials and violations of Environmental Laws.

Section 8 Events of Default

Subject to the applicable notice and cure periods set forth below, the following shall be “Events of Default” by Borrower or any Guarantor:

8.01.      Should Borrower fail to make payment of any installment of principal or interest on any of the Note(s) within five (5) days of when due or payable

8.02.      Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect when made.

8.03.      Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false, incomplete or misleading in any material respect when made.

8.04.      Should the Borrower or any Guarantor default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.

8.05.      Should the Borrower, any Guarantor or any Pledgor breach any covenant, condition, or agreement made under any of the Loan Documents to which it is a party.

8.06.      Should a custodian be appointed for or take possession of any or all of the assets of the Borrower or any Guarantor, or should the Borrower or any Guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower or any Guarantor, any proceeding to have a receiver appointed, or should the Borrower or any Guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Guarantor's assets, including an action or proceeding to seize any Collateral or any funds on deposit with the Bank, and such seizure is not discharged within 30 days.

8.07.      Should final judgment for the payment of money be rendered against the Borrower or any Guarantor which is not covered by insurance and which would cause a material adverse change in Borrower’s or any Guarantor’s financial condition or business operations in Bank’s sole discretion, and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.

8.08.      Upon the death of, or termination of existence of, or dissolution of, any Borrower, Pledgor or Guarantor;.

8.09.      Should Bank determine that a Borrower or any Guarantor has suffered a material adverse change in its financial condition or its business operations.

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8.10.      Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unenforceable, unperfected or invalid for any reason.

8.11.      Default under any Hedge Agreement, as defined in Section 10.01.

8.12.      Should Borrower assert for any reason that this Agreement or any provision hereof or any other Loan Document is invalid or unenforceable, or should any Guarantor assert that that its Guaranty is invalid or unenforceable.

8.13.      Should Borrower refuse to permit Bank to inspect, examine or verify the Collateral or the books and records in accordance with the Exam provisions of set forth in this Agreement.

8.14.      Should a Default or Event of Default occur under the Wells Fargo Credit Facility which is not cured under any applicable cure period set forth thereunder.

8.15.      Should the value of the Collateral or other collateral securing the Loan decline below the Minimum Collateral Value in violation of this Agreement and Borrower does not within ten (10) days thereafter either (i) make a principal prepayment on the Loan, or (ii) grant Bank a first priority perfected security interest in additional Eligible Equipment, in each case to the extent necessary to achieve the Minimum Collateral Value.

Notice and Right to Cure. Notwithstanding any provision contained in this Agreement, the Note(s) or any other Loan Document to the contrary, in the event of a payment default, Bank’s right to accelerate the Note(s) shall be immediate and without notice. With respect to any non-payment default under this Agreement that remains uncured beyond the Notice Period (defined below), the Note(s) or the other Loan Documents which is curable, Bank’s right to accelerate the indebtedness evidenced by the Note(s) shall be thirty (30) days from the first to occur of (i) the date that Borrower has knowledge of such default or (ii) Borrower’s receipt of written notice from Bank of such default (such thirty (30) day period, the “Notice Period”). For the avoidance of doubt, in no event shall any notice and right to cure be required or given for any event of default arising from any representation, financial statement or report, certificate or other document made or furnished prior or pursuant to this Agreement which proves to be false or misleading in any material respect when made; should Borrower or any Guarantor voluntarily become a debtor under the Bankruptcy Code, become subject to any insolvency proceeding, make an assignment for the benefit of creditors or become subject to any attachment, execution, or judicial seizure of its assets (including any funds on deposit with Bank); any failure to repay the Loan at maturity; any commencement of the process of liquidation or dissolution; any proceeding commenced against it seeking the forfeiture of any of the Collateral or other assets as a result of any criminal activity; the sale, conveyance, transfer or encumbrance of the Collateral or a bulk sale transfer of Borrower’s personal property without the prior consent of Bank; or upon the termination of any Guaranty Agreement by any Guarantor.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, and subject to any applicable notice and cure periods, if any, Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.01.      Declare the outstanding balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

9.02.      Require Borrower or Guarantor(s) to pledge additional collateral to Bank from the Borrower's or any Guarantor's assets and properties, the acceptability and sufficiency of such collateral to be determined in Bank's sole discretion;

9.03.      Take immediate possession of and/or foreclose upon any or all collateral which may be granted to Bank as security for the indebtedness and obligations of Borrower or any Guarantor under the Loan Documents;

9.04.      Exercise any and all other rights and remedies available to Bank under the terms of the Loan Documents and applicable law, including the Florida Uniform Commercial Code;

9.05.      Any obligation of Bank to advance funds to Borrower or any other Person under the terms of the Note(s) and all other obligations, if any, of Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01.    Definitions.

“Availability” shall mean (X) the lesser of (i) $25,000,000.00 and (ii) the Eligible Equipment Loan Value shown on the most recent Loan Base Report furnished by Borrower to Bank, reduced by (Y) the aggregate outstanding principal balance on the Guidance Notes.

“Collateral” shall mean the vehicles, trucks and semi-trailers owned by Borrower, for which Borrower has granted the Bank a first priority security interest pursuant to a Security Agreement and for which the Bank’s security interest has been properly reflected on the certificate of title and the Bank’s lien is otherwise fully perfected, and which is unencumbered other than the Bank’s lien.

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“Collateral Identification Schedule” shall mean a list of vehicles, trucks and semi-trailers owned by Borrower which Borrower proposes to be Collateral for a Guidance Loan, which list shall accompany a Guidance Loan Takedown Request and shall include VIN numbers and other specific identifying information for each proposed item of Collateral along with the item’s Net Orderly Liquidation Value, or if such value is not available for any particular item, the Interim Assigned Value of such item.

“Default Rate” shall mean a rate of interest equal to Bank's Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank's sole discretion, to all amounts owing, on such date.

“Eligible Equipment” shall mean those vehicles, trucks, trailers and other Equipment used in the commercial transportation of petroleum and chemical products owned by Borrower which are unencumbered, which are not Ineligible Equipment.

“Eligible Equipment Loan Value” shall mean the aggregate value of (i) 85% of the Net Orderly Liquidation Value plus (ii) the Interim Assigned Value, in each case as applied to the Eligible Equipment.

“Environmental Laws” shall mean all federal and state laws and regulations which affect or may affect the Borrower’s real property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and all applicable Florida environmental laws and regulations, as such laws or regulations have been amended or may be amended.

“Hazardous Materials” shall mean asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials, as defined in applicable Environmental Laws.

“Hedge Agreement” means agreement between Borrower and Bank, now existing or hereafter entered into, which provides for an interest rate, credit, commodity, equity swap or other Swap Obligation, cap floor, collar, spot or forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or currency prices.

“Ineligible Equipment” shall mean the following: (a) Equipment not legally owned by Borrower, (b) Equipment deemed by Bank, at its sole discretion, to cause and/or represent unusual danger to the health and/or safety of individual(s) and/or the environment, (c) Equipment which violates any federal law and/or laws of the city, county, or state where the Equipment is located or in which it is used, (d) Equipment subject to a security interest, lien or other encumbrance in favor of any other Person other than Bank, (e) Equipment which is no longer usable in Borrower’s normal course of business, and (f) Equipment which is not used in the ordinary course of Borrower’s business, as Borrower operates its business on the date of this Agreement. Bank reserves the right, upon notice, in its reasonable discretion, to amend the terms of the Ineligible Equipment at any time.

“Interim Assigned Value” for any vehicle, truck or trailer owned by Borrower but not listed in the most recent appraisal obtained by Bank to determine the Net Orderly Liquidation Value of Borrower’s equipment, shall mean the lesser of (i) 100% of such item’s book value (using Semi-Truck Blue Book or such other book value agreed upon by Bank and Borrower) and (ii) 75% of its purchase price if acquired since the date of the last appraisal.

“Loan Base Report” shall mean a report on the Bank's standard form, or in a form otherwise acceptable to Bank, to be prepared, signed, dated and delivered by Borrower in accordance with Bank's instructions, and submitted to Bank by Borrower at specified intervals and/or occasions, and detailing pertinent information as regards the Eligible Equipment, the outstanding aggregate principal balance on the Guidance Notes, the Guidance Line of Credit balance, and the Availability.

“Loan Documents” shall mean this Agreement including any Schedule attached hereto, the Note(s), the Deed(s) of Trust, the Mortgage(s), the Security Agreement(s), the Assignment(s) of Leases and Rents, all UCC Financing Statements, the Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

“Net Orderly Liquidation Value” shall mean the estimated market value allocated to the Eligible Equipment in connection with an orderly liquidation of the Eligible Equipment as set forth in a current appraisal of the Eligible Equipment prepared by a licensed and/or certified appraiser, approved by the Bank, and shall be addressed to the Bank and must conform to the USPAP adopted by the Appraisal Standards Board of the Appraisal Foundation.

“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

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“Prime Rate” shall mean the rate of interest per annum announced by Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by Bank when extending credit, and may not necessarily be Bank's lowest lending rate.

10.02.    Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.03.    Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.

10.04.    Waiver. Neither the failure nor any delay on the part of Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.05.    Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.

10.06.    Payment Amount Adjustment. In the event that any Loan(s) referenced herein is paid on a principal and interest basis, instead of a principal plus interest basis, has a variable (floating) interest rate, and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower's payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.

10.07.    Stamps and Other Fees. Borrower shall pay all federal or state stamp and recording taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower and Guarantors agree to indemnify and hold harmless Bank against any and all liability in respect thereof. Borrower shall pay all fees incurred by Bank for the appraisal of the Collateral obtained at any time after the date of this Agreement which Bank requires pursuant to federal or state regulations, in connection with any event of default under the Loan Documents or restructure of the Loan, any material damage to or condemnation of the Collateral, or in connection with any foreclosure or forbearance. Such appraisal fees shall be payable on demand, shall accrue interest at the Default Rate following demand and shall be secured by the Security Agreement and other security documents executed by Borrower or Pledgor.

10.08.    Attorneys’ Fees. In the event Borrower, any Guarantor or any Pledgor shall default in any of its obligations hereunder and the Bank finds it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower and Guarantors, jointly and severally, agree to pay all reasonable attorneys’ fees incurred by Bank and all related costs of collection or enforcement that may be incurred by Bank. The Borrower and Guarantor shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

10.09.   Bank Making Required Payments. In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

10.10.    Right of Offset. Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to Bank herein.

10.11.    UCC Authorization. Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.

10.12.    Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) not prohibited by Florida law, and as otherwise permitted by law if Borrower is located in another state.

10.13.    Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or security document(s) or any schedule attached hereto, the provisions of such Note(s) or security document(s) or any schedule attached hereto, as appropriate, shall take priority over any provisions in this Agreement.

10.14.    Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Jacksonville, Florida, and to the Chief Executive Officer of the Borrower at its offices in Jacksonville, Florida when sent by certified mail and return receipt requested.

10.15.    Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Circuit Court in Duval County, Florida, or any United States District Court for Florida, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

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10.16.    Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.17.    Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parole agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

10.18.    Indemnity. The Borrower and the Guarantors hereby jointly and severally agree to indemnify and hold Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders harmless from and against, any loss, damage lawsuit, proceeding, judgment, cost, penalty, expense (including all reasonable in-house and outside counsel fees, whether or not suit is brought, accountants’ fees and/or consultants’ fees) or liability whatsoever arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loans, including without limitation: (i) Borrower’s or Guarantors’ failure to comply with the terms of this Agreement and the other Loan Documents; (ii) the breach of any representation or warranty made to Bank in this Agreement or in any other Loan Documents now or hereafter executed in connection with the Loans; (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in this Agreement or any of the other Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any such loss, damage, lawsuit, proceeding, cost, expense or liability which is finally determined by a court of competent jurisdiction to result solely from the Bank’s gross negligence or willful misconduct. This indemnity obligation shall survive the payment of the Loan or the termination of this Agreement.

10.19.    Termination. Bank may, at its option, terminate this Agreement at any time after the occurrence of an Event of Default hereunder. Prior to the occurrence of an Event of Default hereunder, Borrower may at any time upon thirty (30) days’ prior written notice to the other party terminate this Agreement; provided, that if any Guidance Loan or any obligation thereunder, remains outstanding, then with respect to such outstanding Guidance Loan and obligations thereunder such termination shall not affect or impair any lien or security interest in any Collateral or any right of Bank under this Agreement or the other Loan Documents, any obligation of the Borrower under this Agreement or the other loan Documents, or any obligation of any Guarantor or Pledgor in connection with the Guidance Loan.

10.20.    WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

[Signatures on Following Page]

Signature Page

IN WITNESS WHEREOF, the Bank, Borrower and Guarantor(s) have caused this Agreement to be duly executed under seal all as of the date first above written.

BORROWER:

WITNESS:	PATRIOT TRANSPORTATION HOLDING, INC.,
a Florida corporation

By:
	Title:	John D. Milton, Jr. Executive Vice President

WITNESS:	FLORIDA ROCK &TANK LINES, INC.,
a Florida corporation

By:
John D. Milton, Jr.
	Title:	Executive Vice President

GUARANTOR:

WITNESS:	PATRIOT TRANSPORTATION, INC., OF FLORIDA,
a Florida corporation

By:
John D. Milton, Jr.
	Title:	Executive Vice President

BANK:

WITNESS:	BRANCH BANKING AND TRUST COMPANY

By:
Ryan G. Tiedeberg
	Title:	Sr. Vice President

Exhibit “A”

Form of Guidance Note

Borrower:	PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation FLORIDA ROCK & TANK LINES, INC., a Florida corporation

Account Number:			Note Number:

Address:	200 West Forsyth Street, 7th Floor	BB&T		, Georgia

	Jacksonville, Florida 32202	PROMISSORY NOTE	Date:

PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation, and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (individually and collectively, the “Borrower”) HEREBY REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. For value received, each Borrower, jointly and severally, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of        Dollars ($     ) together with interest as provided herein in immediately available currency of the United States of America.

☐	Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached to this Promissory Note (“Note”).

Interest shall accrue from the date hereof on the unpaid balance outstanding from time to time at the:

☐	Fixed rate of % per annum.
☐	Variable rate of the Bank’s Prime Rate plus % per annum to be adjusted as the Bank’s Prime Rate changes. If checked here☐, the interest rate will not exceed a(n) ☐ fixed ☐ average maximum rate of % or a ☐ floating maximum rate of the greater of % or the Bank’s Prime Rate; and the interest rate will not decrease below a fixed minimum rate of %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when the Note is repaid in full by Borrower ☐ annually beginning on .
☐	Fixed rate of % per annum through which automatically converts on to a variable rate equal to the Bank’s Prime Rate plus % per annum which shall be adjusted as such Prime Rate changes.
☒	Variable rate as set forth in the Addendum to Promissory Note dated of even date herewith executed by Borrower.

Principal and interest are payable as follows:

☐	Principal (plus any accrued interest not otherwise scheduled herein)	}	is due in full at maturity on .
☐	Principal plus accrued interest
☒	Payable in consecutive installments of	☒ Principal	}	commencing on ___
☐ Principal and Interest
and continued on the same day of each calendar period thereafter, in equal payments of $ , with one final payment of all remaining principal and accrued interest due on .
☒	Accrued interest is payable commencing on and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on .
☐	Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder on and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than months from the date of this Note. Borrower understands the payment may increase if interest rates increase.
☐	Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.
☐
☐	Borrower hereby authorizes Bank to automatically draft from its demand, deposit, or savings account(s) with Bank or other bank, any payment(s) due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

☐	Documentary stamp tax in the amount of $__________ and intangibles tax will be paid in connection with the recording of the Mortgage in the official records of $__________ County, Florida, securing this Promissory Note.
☐	Documentary stamp tax in the amount of $___________________ has been or will be paid to the Florida Department of Revenue. Certificate of Registration No. 56-1074313-19-001.
☐	This Promissory Note constitutes a consolidation of Note #_______________/ ________ and Note # ____________/ _______, each executed by the Borrower. Documentary stamp taxes in the amounts of $____________ and $ _________ were previously paid ☐ to the Florida Department of Revenue and no additional documentary stamp taxes are required ☐ together with intangibles tax in connection with the recording of a Mortgage (Book _______, Page ______ / Instrument # ___________) to the Clerk of Court of ______________ County, Florida, and/or a Mortgage (Book _____, Page _____ / Instrument # ______ ) to the Clerk of Court of _______ County, Florida, or a modification(s) thereof securing this Promissory Note, and no additional documentary stamp taxes are required.
☐	This Promissory Note constitutes a consolidation and increase of Note # ______________ / _________ and Note # __________ / ___________, each executed by the Borrower, and evidences a new advance in the amount of $ __________________. Documentary stamp taxes in the amounts of $ _____________ and $ ______________ were previously paid ☐ to the Florida Department of Revenue and additional documentary stamp taxes in the amount of $ _______ will be paid to the Florida Department of Revenue ☐ together with intangibles tax in connection with the recording of a Mortgage (Book ______, Page ______ / Instrument # __________) to the Clerk of Court of _______________ County, Florida, and/or a Mortgage (Book _________, Page ________ / Instrument # ____________) to the Clerk of Court of ____________________ County, Florida or a modification(s) thereof securing this Promissory Note, and additional documentary stamp taxes in the amount of $ _____________ together with appropriate intangibles tax will be paid to the Clerk of Court of _________________ County, Florida, and/or _____________ County, Florida, in connection with the recording of a Mortgage(s) or a modification(s) thereof.
☐	This Promissory Note constitutes a renewal and increase of Note # _______________/ ________ in the original amount of $ ____________. Documentary stamp tax in the amount of $ _______________ was paid ☐ to the Florida Department of Revenue ☐ the Clerk of Court of _________________ County, Florida, and additional documentary stamp tax in the amount of $ _______________ ☐ has been or will be paid to the Florida Department of Revenue ☐ has been or will be paid to the Clerk of Court of ______________ County, Florida in connection with the recording of a Mortgage or modification thereof securing this Promissory Note.
☒	This Promissory Note was executed, delivered and accepted outside of the State of Florida in accordance with the requirements of the Florida Department of Revenue and no documentary stamp tax is required.
☐	Florida documentary stamp tax is not required.

Borrower shall pay to Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for ten (10) or more days. When any installment payment is past due for ten (10) or more days, subsequent payments shall first be applied to the past due balance. In addition, Borrower shall pay to Bank a returned payment fee if the Borrower or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount. Notwithstanding any other provision contained in this Agreement, in no event shall the provisions of this paragraph be applicable to any promissory note which requires disclosures pursuant to the Consumer Protection Act (Truth-In-Lending Act), 15 USC § 1601, et seq., as implemented by Regulation Z.

This Note is executed and delivered by Borrower in connection with the following agreements (if any) between Borrower or other parties owning collateral and Bank:

Mortgage(s)/ Deed(s) of Trust/ Security Deeds granted in favor of Bank as mortgagee/ beneficiary:

☐		dated in the maximum principal amount of $ granted by

Assignment of Leases and Rents in favor of Bank as assignee/ beneficiary:

☐		dated executed by

Security Agreement(s) conveying a security interest to Bank:

☒		dated ______, 2015 given by Florida Rock & Tank Lines, Inc., a Florida corporation
☐		dated given by
☐		Securities Account Pledge and Security Agreement dated , executed by .
☐	Control Agreement(s) dated , covering	☐ Deposit Account(s)	☐ Investment Property
		☐ Letter of Credit Rights	☐ Electronic Chattel Paper
☐		Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated , executed by .
☐		Pledge and Security Agreement for Publicly Traded Certificated Securities dated , executed by .
☐		Assignment of Life Insurance Policy as Collateral dated , executed by .
☒		Loan Agreement dated May 13, 2015, executed by ☒ Borrower and ☒ Guarantor(s).

All of the terms, conditions and covenants of the above described agreements (the “Agreements”) are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between Borrower and Bank. In addition to Bank’s right of setoff and to any liens and security interests granted to Bank in the Agreements, the Borrower hereby grants to Bank a security interest in all of its deposit accounts maintained with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by this Note.

No delay or omission on the part of Bank or other holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Each Borrower under this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable herefor.

Subject to applicable notice and cure periods set forth below, or to the extent a notice and cure period is not set forth herein below, any applicable notice and cure periods set forth in the Loan Agreement, the following shall constitute events of default hereunder: Borrower’s failure to pay any part of the principal or interest within five (5) days of when due or to fully perform any covenant or obligation under this Note, the Agreements or on any other liability to Bank by any one or more of the Borrower, by any affiliate of the Borrower (as defined in 11 USC Section (101)(2)), or by any guarantor of this Note (said affiliate or guarantor herein called “Obligor”); or should any financial statement, representation or warranty made to Bank by any Borrower or any Obligor be found to be incorrect or incomplete in any material respect; or should any Borrower fail to furnish information and documentation to the Bank sufficient to verify the identity of the Borrower as required under the USA Patriot Act; or should Borrower commit an event of a default under any of the Agreements or under any other obligation of any of the Borrower or of any Obligor; or should any Borrower or any Obligor die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors; or should a proceeding under bankruptcy or insolvency laws be initiated by or against any Borrower or any Obligor; or should Bank determine that Borrower or any Obligor has suffered a material adverse change in its financial condition or business operations; or should there occur an attachment, execution, or other judicial seizure of (A) all or any portion of the Borrower's or any Obligor's assets which secures this Note or (B) all or any material portion of the Borrower’s or any Obligor’s assets, whether or not such assets secure this Note, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days; or should a final judgment for the payment of money be rendered against any Borrower or any Obligor which (x) is not covered by insurance or debt cancellation contract and (y) in Bank’s discretion would cause a material adverse change in Borrower’s or any Obligor’s financial condition or to its business operations, or cause Borrower or any Obligor to fail to meet the financial covenants set forth in the Loan Agreement after giving effect to such final judgment, and such judgment shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed; or should any guarantor terminate any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any Borrower shall immediately become due and payable at the option of the Bank without notice or demand of any kind, which is hereby waived.

Notwithstanding any provision contained in this Note or any other Agreements to the contrary, in the event of a payment default, Bank’s right to accelerate the indebtedness evidenced by this Note shall be immediate and without notice to Borrower of such event of default. With respect to any non-payment default under this Note or the other Agreements which is curable and remains uncured beyond the Notice Period (as defined below), the Bank’s right to accelerate the indebtedness evidenced by this Note shall be thirty (30) days from the first to occur of (i) the date that Borrower has knowledge of such default or (ii) Borrower’s receipt of written notice from Bank of such default (such thirty (30) day period, the “Notice Period”). For the avoidance of doubt, in no event shall any notice and right to cure be required or given for any event of default arising from: any financial statement, report, certificate or other document furnished prior or pursuant to the Agreements which proves to be false or misleading in any material respect; should Borrower or any Obligor voluntarily become a debtor under the Bankruptcy Code, become subject to any insolvency proceeding, make an assignment for the benefit of creditors or become subject to any attachment, execution, or judicial seizure of its assets (including ay funds on deposit with Bank); any failure to repay this Note at maturity; any commencement of the process of liquidation or dissolution; any proceeding commenced against it seeking the forfeiture of all or any part of the collateral securing this Note or other assets as a result of any criminal activity; the sale, conveyance, transfer or encumbrance of any real property subject to a Mortgage/ Deed of Trust granted to Bank or a bulk sale transfer of any personal property collateral which is subject to a security interest in favor of the Bank, without the prior consent of Bank; or upon the termination of any Guaranty Agreement by any Guarantor or the death of any Guarantor.

From and after any event of default hereunder, interest shall accrue on the sum of the principal balance then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum (“Default Rate”) until such principal and interest have been paid in full, provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Florida; and further provided that such rate shall apply after judgment. In addition, upon default, the Bank may pursue its full legal remedies under the Agreements and other remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

In no event shall the total of all interest and charges payable under this Note, the Loan Agreement and any other documents executed and delivered in connection herewith and therewith that are or could be held to be in the nature of interest exceed the highest rate of interest permitted by the laws of the State of Florida. If for any circumstances whatsoever, the Bank receives any payment that is or would be in excess of that permitted to be charged under the laws of the State of Florida, such payment shall have been, and shall be deemed to have been, made in error and shall thereupon be applied to reduce the principal balance outstanding on this Note.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Note remains outstanding or as long as Bank remains obligated to make advances, the Borrower shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of the Bank.

The term “Prime Rate,” if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate at its executive offices in Winston-Salem, North Carolina. The Prime Rate is one of several rate indexes employed by the Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the Borrower agrees to pay, in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to all reasonable attorneys' fees incurred by Bank. All obligations of the Borrower shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term “Borrower” as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Each Borrower hereby waives all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any Borrower.

From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, security interests or liens, given for the benefit of the holder in connection with the payment and the securing of payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder hereof not specifically waived, released, or surrendered in writing, nor shall the Borrower or any obligor be released from liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of this Note unless prohibited by Florida law. In case of a conflict between the terms of this Note and any Loan Agreement executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of Florida.

REQUIRED INFORMATION FOR A NEW LOAN: To help the government fight the funding of terrorism and money laundering activities, federal law requires Bank to obtain, verify and record information that identifies each person or entity obtaining a loan including the borrower's legal name, address, date of birth, driver's license, organizational documents or other identifying documents.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

(SIGNATURES ON FOLLOWING PAGE)

BB&T

PROMISSORY NOTE SIGNATURE PAGE

Borrower:	PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation FLORIDA ROCK & TANK LINES, INC., a Florida corporation

Account Number:		Note Number:

Note Amount:	$	Date:

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the Borrower, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify in writing the branch office where you applied for credit. You must forward your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

IN WITNESS WHEREOF, the Borrower, on the day and year first written above, has executed, or caused this Note to be executed by its authorized officer or representative, under seal.

WITNESS:	PATRIOT TRANSPORTATION HOLDING, INC.,
a Florida corporation

By:
Enter Name
	Title:	Title

WITNESS:	FLORIDA ROCK & TANK LINES, INC.,
a Florida corporation

By:
Enter Name
	Title:	Title

BB&T

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE (“Addendum”) is hereby made a part of the Promissory Note dated , from PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (jointly and severally, “Borrower”) payable to the order of Branch Banking and Trust Company (“Bank”) in the principal amount of $___  (including all renewals, extensions, modifications and substitutions thereof, the “Note”).

I.

DEFINITIONS.

1.1

Adjusted LIBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) by adding (i) the One Month LIBOR plus (ii) the Applicable Margin (as defined below) per annum, which shall be adjusted [ ] monthly or [ X ] quarterly on the first day of each LIBOR Interest Period. The Adjusted LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Bank shall receive the same yield. The interest rate will in no instance exceed the maximum rate permitted by applicable law and if checked here [_] the interest rate will not decrease below a fixed minimum rate of ______%. If checked here [_] the interest rate will not exceed [_] a fixed maximum rate of _______% or [_] an average maximum rate of %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: [_] when the Note is repaid in full by Borrower or [_] annually beginning on __________. If the loan has been repaid prior to this date, no reimbursement will be made. The Applicable Margin shall be determined as follows:

If Borrower’s Leverage Ratio (as defined in the Loan Agreement) is:	Then the Applicable Margin is:

≥ 3.76:1.0 to 5:1.0	2.25%

≥ 2.51:1.0 to 3.75:1.0	2.0%

≥ 1.26:1.0 to 2.5:1.0	1.75%

≤ 1.25:1.0	1.5%

The Applicable Margin shall adjust quarterly upon receipt of the Covenant Compliance Certificate required by the Loan Agreement, and if Borrower fails to deliver its Covenant Compliance Certificate timely or such Certificate fails to include the applicable Leverage Ratio information, or such information is otherwise incomplete, then the Applicable Margin shall be 2.25% until such time as the Certificate is submitted, corrected or otherwise completed.

1.2

Business Day means a day other than a Saturday, Sunday, legal holiday or any other day when the Bank is authorized or required by applicable law to be closed.

1.3

LIBOR Advance means the advances made by Bank to Borrower evidenced by this Note upon which the Adjusted LIBOR Rate of interest shall apply.

1.4

LIBOR Interest Period means the period, as may be elected by the Borrower applicable to any LIBOR Advance, commencing on the date the Note is first made (or the date of any subsequent LIBOR addendum to the Note) and (i) if adjusted monthly, ending on the day that is immediately prior to the numerically corresponding day of each month thereafter or (ii) if adjusted quarterly, ending on the day that is immediately prior to the numerically corresponding day of each quarter thereafter; provided that:

(a)

any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day; and

(b)

any LIBOR Interest Period which begins on a day for which there is no numerically corresponding day in a subsequent month if adjusted monthly or in a subsequent quarter if adjusted quarterly, shall end on the last Business Day of each subsequent month if adjusted monthly or on the last Business Day of each subsequent quarter if adjusted quarterly.

1.5

LIBOR Reserve Percentage means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to LIBOR.

1.6

One Month LIBOR means the average rate quoted on Reuters Screen LIBOR01 Page (or such replacement page) on the determination date for deposits in U. S. Dollars offered in the London interbank market for one month determined as of 11:00 am London time two (2) Business Days prior to the commencement of the applicable LIBOR Interest Period; provided that if the above method for determining one month LIBOR shall not be available, the rate quoted in The Wall Street Journal, or a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank’s sole judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for U. S. Dollar deposits.

1.7

Standard Rate means, for any day, a rate per annum equal to the Bank’s announced Prime Rate minus .25% per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

II.

LOAN BEARING ADJUSTED LIBOR RATE

2.1

Application of Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall apply to the entire principal balance outstanding of a LIBOR Advance for any LIBOR Interest Period.

2.2

Adjusted LIBOR Based Rate Protections.

(a)

Inability to Determine Rate. In the event that Bank shall have determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the date of this Note affecting the London interbank market, adequate and fair means do not exist for ascertaining the One Month LIBOR on the basis provided for in this Note, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination, whereupon (i) no LIBOR Advance shall be made until Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

(b)

Illegality; Impracticability. In the event that Bank shall determine, which determination shall be final, conclusive and binding, that the making, maintaining or continuance of any portion of a LIBOR Advance (i) has become unlawful as a result of compliance by Bank with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Bank material hardship, as a result of contingencies occurring after the date of this Note materially and adversely affect the London interbank market or Bank’s ability to make LIBOR Advances generally, then, and in any such event, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination. Thereafter, (x) the obligation of Bank to make any LIBOR Advances or to convert any portion of the loan to a LIBOR Advance shall be suspended until such notice shall be withdrawn by Bank, and (y) any request by Borrower for a LIBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

This Addendum shall operate as a sealed instrument.

WITNESS:	PATRIOT TRANSPORTATION HOLDING, INC.,
a Florida corporation

By:
Enter Name
	Title:	Title

WITNESS:	FLORIDA ROCK & TANK LINES, INC.
a Florida corporation

By:
Enter Name
	Title:	Title

 Exhibit “B”

Form of Security Agreement

City: Jacksonville, FL

BB&T SECURITY AGREEMENT

This Security Agreement (“Security Agreement”) is made            , 2015, by and among PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (collectively, “Debtor”), and Branch Banking and Trust Company, a North Carolina banking corporation (“Secured Party”).

This Security Agreement is entered into in connection with (check applicable items):

☒  (i) a Loan Agreement dated May 13, 2015, under which the Secured Party has agreed to make a loan(s) and/or establish a line(s) of credit, as same may be modified or amended from time to time (“Loan Agreement”);

☒  (ii) Promissory Notes of the Debtor (sometimes referred to herein as the “Borrower”), made and delivered to the Secured Party from time to time in accordance with the terms of the Loan Agreement (including all extensions, renewals, modifications and substitutions thereof, the “Note”);

☒  (iii) a guaranty agreement or agreements (whether one or more, the “Guaranty”) executed by the guarantors named therein (whether one or more, the “Guarantors”) dated on or about the same date as this Security Agreement;

☐  (iv) a control agreement covering the Debtor’s, Borrower’s, or any Guarantor’s Deposit Account(s), Investment Property, Letter-of-Credit Rights, or Electronic Chattel Paper dated on or about the same date as this Security Agreement executed by the Debtor, the Borrower, and any such Guarantor;

☐  (v) the sale by Debtor and purchase by Secured Party of Accounts, Chattel Paper, Payment Intangibles and/or Promissory Notes; and/or

☐  (vi) ____.

Secured Party and Debtor agree as follows:

I.             DEFINITIONS.

1.1         Collateral. Unless specific items of personal property are described below, the Collateral shall consist of all now owned and hereafter acquired and wherever located personal property of Debtor identified below, each capitalized term as defined in Article 9 of the Florida Uniform Commercial Code (“UCC”)(check applicable items):

☐  (i) Accounts, including all contract rights and health-care-insurance receivables;

☐  (i-a) The Account(s), contract right(s) and/or Health-Care-Insurance Receivables specifically described as follows:______ .

☐  (ii) Inventory, including all returned inventory;

☐  (ii-a) The Inventory specifically described as follows: ______.

☐  (iii) Equipment, including all Accessions thereto, and all manufacturers’ warranties, parts and tools therefore;

☐  (iii-a) The Equipment, including all Accessions thereto, all manufacturer’s warranties therefore, and all parts and tools therefore, specifically described as follows: ______.

☐  (iv) Investment Property, including the following certificated securities and/or securities account(s) specifically described as follows: ______.

☐  (v) Instruments, including all promissory notes and certificated certificates of deposit specifically described as follows: ______.

☐  (vi) Deposit Accounts with Secured Party specifically described below (list account number(s));

☐  (vi-a) The Deposit Accounts with other financial institutions specifically described as follows (list financial institution and account number(s)  ______.)

☐  (vii) Chattel Paper (whether tangible or electronic);

☐  (vii-a) The Chattel Paper specifically described as follows: ______.

☐  (viii) Goods, including all Fixtures and timber to be cut, located or situated on the real property specifically described as follows (list legal description as shown on deed including county and state): ______..

☐  (ix) Farm Products, including all crops grown, growing or to be grown, livestock (born and unborn), supplies used or produced in a farming operation, and products of crops and livestock;

☐  (ix-a) The Farm Products specifically described as follows: ______.

☐  (x) As-Extracted Collateral from the following location(s) (list legal description including county and state): ______.

☐  (xi) The Letter-of-Credit Rights under the following letter(s) of credit (list issuer, number and amount): ______.

☐  (xii) Documents of Title, including all warehouse receipts and bills of lading specifically described as follows: ______.

☐  (xiii) Commercial Tort Claim(s) more specifically described as follows: ______.

☐  (xiv) Money, including currency and/or rare coins delivered to and in possession of the Secured Party specifically described as follows: ______.

☐  (xv) Software specifically described as follows: ______.

☐  (xvi) Manufactured Home(s):

Model	Year	Serial Number 1	Doublewide Serial Number 2
1.
2.

☒  (xvii) Vehicles, semi-trucks, cabs, tractor units and semi-trailers of Debtor more particularly described on the attached Schedule A (the “Vehicles”) which Schedule may be amended and restated from time to time by the Secured Party and Debtor, initialed or signed by each such party, and attached hereto.

☐  (xviii) General intangibles, including all Payment Intangibles, copyrights, trademarks, patents, tradenames, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, software licenses, and the following, if any:

☐  (xix) Supporting Obligations;

☒  (xx) to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.

1.2

Obligations. This Security Agreement secures the following (collectively, the “Obligations”):

(i)

Debtor’s or Borrower’s obligations under the Note, the Loan Agreement, and this Security Agreement, and in addition to the foregoing obligations, if the Debtor is a Guarantor, its obligations under its Guaranty;

(ii)

all of Debtor’s or Borrower’s present and future indebtedness and obligations to Secured Party including without limitation reimbursement of drafts or drawings paid by Secured Party on any Commercial or Standby Letter of Credit issued on the account of the Debtor or Borrower; and all indebtedness and obligations of Debtor or Borrower to Secured Party (or an affiliate of Secured Party) under any interest rate swap transactions, interest rate cap and/or floor transactions, interest rate collar transactions, swap agreements (as defined in 11 U.S.C. § 101) or other similar transactions or agreements, including without limitation any ISDA Master Agreement executed by Debtor or Borrower and all Schedules and Confirmations entered into in connection therewith, hereinafter collectively referred to as a Hedge Agreement.

(iii)

the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Secured Party may make under the provisions of this Security Agreement or for the benefit of Debtor or Borrower;

(iv)

all amounts owed under any modifications, renewals, extensions or substitutions of any of the foregoing obligations;

(v)

all Default Costs, as defined in Paragraph VIII of this Security Agreement; and

(vi)

any of the foregoing that may arise after the filing of a petition by or against Debtor or Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

1.3

UCC. Any term used in the UCC and not otherwise defined in this Security Agreement has the meaning given to the term in the UCC.

II.

GRANT OF SECURITY INTEREST.

Debtor grants a security interest in the Collateral to Secured Party to secure the payment and performance of the Obligations.

III.

PERFECTION OF SECURITY INTERESTS.

3.1

Filing of Security Interests.

(i)

Debtor authorizes Secured Party to execute on the Debtor’s behalf and file any financing statement (the “Financing Statement”) describing the Collateral in any location deemed necessary and appropriate by Secured Party.

(ii)

Debtor authorizes Secured Party to file a Financing Statement describing any agricultural liens or other statutory liens held by Secured Party.

(iii)

Secured Party shall receive prior to the closing an official report from the Secretary of State of each Place of Business and the Debtor State, each as defined below, collectively (the “Filing Reports”) indicating that Secured Party’s security interest is prior to all other security interests or other interests reflected in the report.

3.2

Possession.

(i)

Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where the Collateral consists of personal property for which possession is permitted or required for perfection and Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement.

(ii)

Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(iii)

Debtor shall deliver original certificates of title for all portions of the Collateral which are Vehicles, together with a properly executed power of attorney authorizing Secured Party to file and register its security interest in such Vehicles with the applicable Department of Motor Vehicles.

3.3

Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of (check appropriate items):

☐             Deposit Accounts (for deposit accounts at other financial institutions);

☐             Investment Property (for securities accounts, mutual funds and other uncertificated securities);

☐             Letter-of-credit rights; and/or

☐             Electronic chattel paper.

3.4

Marking of Chattel Paper. If Chattel Paper is part of the Collateral, Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

IV.

POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

4.1

Inspection. The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

4.2

Personal Property. Except for items specifically identified by Debtor and Secured Party as Fixtures, the Collateral shall remain personal property at all times, and Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

4.3

Secured Party’s Collection Rights. Secured Party shall have the right at any time to enforce Debtor’s rights against any of Debtor’s account debtors and obligors solely with respect to the proceeds (cash and non-cash) and products of the Collateral.

4.4

Limitations on Obligations Concerning Maintenance of Collateral.

(i)

Risk of Loss. Debtor has the risk of loss of the Collateral.

(ii)

No Collection Obligation. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

4.5

No Disposition of Collateral. Secured Party does not authorize, and Debtor agrees not to:

(i)

make any sales or leases of any of the Collateral other than in the ordinary course of business;

(ii)

license any of the Collateral; or

(iii)

grant any other security interest in any of the Collateral.

4.6

Purchase Money Security Interests. To the extent Debtor uses the Loan to purchase Collateral, Debtor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

4.7

Insurance. Debtor shall obtain and keep in force such insurance on the Collateral as is normal and customary in the Debtor’s business or as the Secured Party may require, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such insurance companies as the Secured Party may approve. All policies of insurance will contain the long-form Lender’s Loss Payable clause in favor of the Secured Party, and the Debtor shall deliver the policies or complete copies thereof to the Secured Party. Such policies shall be noncancellable except upon thirty (30) days’ prior written notice to the Secured Party. The proceeds of all such insurance, if any loss should occur, may be applied by the Secured Party to the payment of the Obligations or to the replacement of any of the Collateral damaged or destroyed, as the Secured Party may elect or direct in its sole discretion. The Debtor hereby appoints (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding) Secured Party as its lawful attorney-in-fact with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse the Debtor’s name on any instruments or drafts issued by or upon any insurance companies.

V.

DEBTOR’S REPRESENTATIONS AND WARRANTIES.

Debtor represents and warrants to Secured Party:

5.1

Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

5.2

Location of Collateral. All collateral consisting of goods (equipment, inventory, fixtures, crops, unborn young of animals, timber to be cut, manufactured homes; and other tangible, movable personal property) is titled, or if not titled located (as such term is used in the UCC) solely in the following States (the “Collateral States”): Florida and Georgia

5.3

Location, State of Incorporation and Name of Debtor. Debtor’s:

(i)

chief executive office (if Debtor has more than one place of business), place of business (if Debtor has one place of business), or principal residence (if Debtor is an individual), is located in the following State and address (the “Place of Business”): 200 West Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

(ii)

state of incorporation or organization is Florida (the “Debtor State”);

(iii)

exact legal name is as set forth in the first paragraph of this Security Agreement.

5.4

Business or Agricultural Purpose. None of the Obligations is a Consumer Transaction, as defined in the UCC and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

VI.

DEBTOR’S COVENANTS.

Until the Obligations are paid in full, Debtor agrees that it will:

6.1

(i) (a) maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business, and (c), as applicable, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required;

(ii) not (a) sell, lease, transfer or otherwise dispose of, or permit any of its subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets or properties except in the ordinary and usual course of its business, and (b) sell, convey, transfer or encumber the Collateral or consummate a bulk sale transfer of Debtor’s personal property without the prior consent of Secured Party;

6.2

not change the Debtor State of its registered organization;

6.3

not change Debtor’s name without providing Secured Party with 30 days’ prior written notice, or change the legal form of Debtor’s business, whether by merger, consolidation, conversion or otherwise; and

6.4

not change the state of its Place of Business or, if Debtor is an individual, change his state of residence without providing Secured Party with 30 days’ prior written notice.

VII.

EVENTS OF DEFAULT.

The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

7.1

Any default or Event of Default by Borrower or Debtor under the Note, Loan Agreement, Hedge Agreement or any of the other loan documents, and any Guaranty or any of the other Obligations;

7.2

Subject to any applicable notice and cure periods set forth in the respective document, Debtor’s failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, the Loan Agreement, or in any other document relating to the Obligations;

7.3

Transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;

7.4

Attachment, execution or levy on any of the Collateral;

7.5

Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law;

7.6

Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law where noncompliance may have a significant negative effect on the Collateral, (b) asset forfeiture or similar law which can result in the forfeiture of the Collateral, or (c) other law where noncompliance may have a significant negative effect on the Collateral; or

7.7

Secured Party shall receive at any time following the closing a UCC filing report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report.

VIII.

DEFAULT COSTS.

8.1

Should an Event of Default occur, Debtor will pay to Secured Party all costs incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

(i)

costs of foreclosure;

(ii)

costs of obtaining money damages; and

(iii)

a reasonable fee for the service of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including without limitation consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

IX.

REMEDIES UPON DEFAULT.

9.1

General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

9.2.

Concurrent Remedies. Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or concurrently:

(i)

File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law or at equity, including levy of attachment and garnishment.

(ii)

Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to Secured Party as it directs. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(iii)

Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

X.

FORECLOSURE PROCEDURES.

10.1

No Waiver. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

10.2

Notices. Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

10.3

Condition of Collateral. Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale.

10.4

No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

10.5

Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.6

Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.7

[intentionally deleted]

10.8

Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

10.9

No Marshalling. Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of:

(i)

the Note,

(ii)

any of the other Obligations, or

(iii)

any other obligation owed to Secured Party, Borrower or any other person.

XI.

MISCELLANEOUS.

11.1

Assignment.

(i)

Binds Assignees. This Security Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party, and shall bind all heirs, personal representatives, executors, administrators, successors and permitted assigns of Debtor.

(ii)

No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.

(iii)

Secured Party Assignments. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made, Debtor shall render performance under this Security Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

11.2

Severability. Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

11.3

Notices. Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient, (b) received by telecopy, (c) received through the Internet, and (d) when personally delivered.

11.4

Headings. Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.

11.5

Governing Law. This Security Agreement is being executed and delivered and is intended to be performed in the State of Florida shall be construed and enforced in accordance with the laws of the State of Florida, except to the extent that the UCC provides for the application of the law of the Debtor State.

11.6

Rules of Construction.

(i)

No reference to “proceeds” in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor except in the ordinary course of business.

(ii)

“Includes” and “including” are not limiting.

(iii)

“Or” is not exclusive.

(iv)

“All” includes “any” and “any” includes “all.”

11.7

Integration and Modifications.

(i)

This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.

(ii)

Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

11.8

Waiver. Any party to this Security Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

11.9

Further Assurances. Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein or to effectuate the rights granted to Secured Party herein.

11.10

WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS SECURITY AGREEMENT OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND SECURED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY TO MAKE THE LOAN TO DEBTOR OR BORROWER. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY, NOR SECURED PARTY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVEN OF LITIGATION. NO REPRESENTATIVE OR AGENT OF SECURED PARTY, NOR SECURED PARTY’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

[SIGNATURES ON THE FOLLOWING PAGE]

SIGNATURE PAGE

The parties have signed this Security Agreement under seal as of the day and year first above written.

WITNESS:	PATRIOT TRANSPORTATION HOLDING, INC.,
a Florida corporation

By:
Enter Name
	Title:	Title

WITNESS:	FLORIDA ROCK &TANK LINES, INC.,
a Florida corporation

By:
Enter Name
	Title:	Title

GUARANTOR:

WITNESS:	PATRIOT TRANSPORTATION, INC., OF FLORIDA,
a Florida corporation

By:
Enter Name
	Title:	Title

BANK:

WITNESS:	BRANCH BANKING AND TRUST COMPANY

By:
Ryan G. Tiedeberg
	Title:	Sr. Vice President

Schedule A
Vehicles

[LIST OF EQUIPMENT TO BE INSERTED FROM COLLATERAL IDENTIFICATION SCHEDULE
AS AGREED UPON BY DEBTOR AND SECURED PARTY]

New/Used	Year/Make	Model/Body Type	VIN Number/ VIN Number/Serial Number
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.

Exhibit “C”
Form of Opinion Letter

[LETTERHEAD OF BORROWER’S COUNSEL]

[Date of Closing]

Branch Banking and Trust Company
200 West Forsyth Street, Suite 200
Jacksonville, Florida 32202
Attention: Ryan G. Tiedeberg, Sr. Vice President

Re: $25,000,000 Guidance Loan Facility

Ladies and Gentlemen:

       We have acted as counsel to PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation, and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (individually and collectively, “Borrower”), and PATRIOT TRANSPORTATION, INC., OF FLORIDA, a Florida corporation (“Guarantor”), in connection with that certain guidance line of credit facility in the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Loan”) from BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), to Borrower.

BACKGROUND

For purposes of rendering this opinion, we have examined the following documents, all dated of even date herewith, unless otherwise noted below:

(i)

Loan Agreement (“Loan Agreement”) between Borrower and Bank and joined by Guarantor dated as of May 13, 2015;

(ii)

Promissory Note (“Note”) by Borrower in favor of Bank;

(iii)

Security Agreement (“Security Agreement”) between Borrower and Bank under which the Borrower granted to Bank a security interest in certain of the Borrower’s personal property and vehicles, semi-trucks, cabs, tractor units and semi-trailers described therein (“Personal Property”) as security for the Loan;

(iv)

An undated UCC Financing Statement (“Financing Statement”) to be filed with the office of the Secretary of State of Florida;

(v)

Guaranty Agreement (“Guaranty”) executed by the Guarantor;

(vi)

Written Consent of the Board of Directors of each Borrower, which contains such Borrower’s authority to borrow and to execute the Loan Documents (“Borrower Consents”); and

(vii)

Written Consent of the Board of Directors of Guarantor, which contains the Guarantor’s authority to guaranty and to execute the Guaranty (“Guarantor Consent”).

For purposes of this opinion, the Loan Agreement, the Note, the Security Agreement, the Financing Statement, the Borrower Consents and the Guarantor Consent are collectively called the “Loan Documents”. All capitalized terms used herein and not otherwise defined herein shall have the same meanings given them in the Loan Agreement.

We have also reviewed and relied upon such certificates of Borrower and Guarantor as to factual matters, certificates of public officials and other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions set forth below.

ASSUMPTIONS

In rendering this opinion, we have assumed, with your express permission and without independent verification or investigation, each of the following:

(a)

All natural persons executing the Loan Documents and the Guaranty are legally competent to do so; all signatures on all documents submitted to us (other than the signatures of Borrower and Guarantor) are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the original documents, which themselves are authentic;

(b)

To the extent that any Loan Document or the Guaranty imposes any obligations upon Bank, the Loan Documents and the Guaranty are valid and binding obligations of Bank, enforceable against Bank in accordance with their respective terms.

(c)

The documentary stamp tax required by the State of Florida due on each promissory note or other written obligation to pay in connection with this Loan has been duly paid.

OPINIONS

Based upon the foregoing assumptions and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Florida with full corporate power to borrow money and to execute, deliver and perform the obligations set forth in the Loan Documents, and to grant liens and security interests in the Personal Property to secure the Loan. In rendering our opinion that the Borrower is ‘validly existing in good standing” we have relied on a Certificate of Status dated ____________, 201__, from the Florida Secretary of State.

2.

The execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower.

3.

Each of the Loan Documents has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.

Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Florida with full corporate power to execute, deliver, undertake and perform the obligations set forth in its Guaranty. In rendering our opinion that such Guarantor is “validly existing in good standing” we have relied on a Certificate of Status dated _____________, 201__, from the Florida Secretary of State.

5.

The execution, delivery and performance of its Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor.

6.

The Guaranty has been duly executed and delivered by Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

7.

The Loan Documents and the performance by Borrower of its obligations thereunder do not conflict with, or result in a violation of its Articles of Incorporation and Bylaws. To the best of our knowledge, the execution, delivery and performance of the Loan Documents by Borrower (a) do not and will not violate or conflict with any order, writ, injunction or decree of any court, administrative agency or any other governmental authority applicable to Borrower or the Personal Property or any agreement, including, without limitation, any credit or guaranty agreement, by which it is bound, and (b) will not result in the creation or imposition of any lien, charge or encumbrance upon any of its assets, except as set forth or contemplated by the terms of the Loan Documents.

8.

The Guaranty and the performance by Guarantor of its obligations thereunder do not conflict with or result in a violation of its Articles of Incorporation and Bylaws. To the best of our knowledge upon inquiry, the execution, delivery and performance by each Guarantor of its obligations under the Guaranty do not and will not violate or conflict with any order, writ, injunction or decree of any court, administrative agency or any other governmental authority applicable to such Guarantor, or with any agreement, including, without limitation, any credit or guaranty agreement, by which any Guarantor is bound.

9.

To the best of our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any governmental instrumentality or agency or arbitral body now pending, or overtly threatened against Borrower, any Guarantor or the Personal Property, except which has been expressly disclosed to Bank prior to the date hereof.

10.

The Loan, as described and set forth in the Loan Documents, does not violate any existing laws of the State of Florida relating to interest or usury and will not violate any such law by virtue of any fluctuations in any base, prime, index or equivalent rate or rates in which interest charges may be based under the Loan Documents.

11.

The Security Agreement creates for the benefit of Bank a valid security interest in the Personal Property owned by Borrower which consists of types or items of personal property to which the Uniform Commercial Code of the State of Florida (“UCC”) is applicable and in which a security interest may be created thereunder. The filing of the Financing Statement in such office will perfect the security interest in the Personal Property owned by Borrower and described in the Financing Statement which consists of types or items of personal property to which the UCC is applicable and in which a security interest may be perfected by filing of financing statements in the State of Florida. The security interest granted to Bank in the portion of the Personal Property which is covered by certificates of title will be perfected upon the notation on the face of each certificate of title issued by the Florida Department of Motor Vehicles.

QUALIFICATIONS

The opinions set forth herein are subject to the following qualifications:

(A)

Enforceability of the Loan Documents and the Guaranty may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar state or federal debtor relief laws from time to time in effect and which affect the enforcement of creditors’ rights or the collection of debtors’ obligations in general, (ii) general principles of equity, the application of which may deny Bank certain of the rights and remedies granted to Bank under the Loan Documents or the Guaranty, including the rights to specific performance, injunctive relief and the appointment of a receiver, and (iii) general principles of commercial reasonableness and good faith to the extent required of Bank by applicable law;

(B)

Certain remedies, waivers and other provisions of the Loan Documents and Guaranty may not be enforceable, but such unenforceability will not render the Loan Documents or the Guaranty invalid as a whole or preclude (i) the judicial enforcement of the obligation of Borrower to repay the principal, together with interest thereon, as provided in the Note or the obligation of any Guarantor to repay such principal and interest as provided in the Guaranty, and (ii) either the judicial or nonjudicial foreclosure of the Security Agreement. Provisions that may be unenforceable due to public policy concerns may include, but are not limited to, issues related to the waiver of procedural, substantive or constitutional rights or other legal or equitable rights, including, without limitation, and the right of statutory or equitable redemption; the confession or consent to any judgment; the consent by Borrower or the Guarantor to the jurisdiction of any court or to service of process in any particular manner; forum selection clauses; disclaimers or limitations of liabilities; discharges of defenses; the exercise of self-help or other remedies without judicial process; and the waiver of accountings for rent or sale proceeds.

(C)

We express no opinion as to the enforceability of any provisions of any of the Loan Documents or the Guaranty which impose liquidated damages, penalties, forfeitures, or that appoint Bank or others as the agent or attorney-in-fact for Borrower or any Guarantor.

(D)

With respect to the Guaranty, we express no opinion as to the enforceability of any provision of any Guaranty against the estate of a deceased or incompetent Guarantor to the extent of advances made on the Loan after any Guarantor’s death or incompetency;

(E)

We express no opinion as to the effectiveness of any provisions of the Loan Documents that provide for the assignment or transfer of any permits, licenses or similar rights of Borrower;

(F)

In connection with the opinion set forth in paragraph 11 above, we call your attention to the following:

(i)

The security interest of Bank in the Personal Property perfected by filing a financing statement requires the filing of continuation statements duly executed by Bank within the period of six (6) months prior to the expiration of five (5) years from the date of filing of the Financing Statement;

(ii)

Under certain circumstances described in §679.3151 of the UCC, the rights of a secured party to enforce a perfected security interest in proceeds of collateral may be limited;

(iii)

Under certain circumstances described in §679.320 of the UCC, purchasers of collateral may take the same free and clear of a perfected security interest; and

(iv)

Pursuant to §679.508 of the UCC perfection of the security interest of Bank in the Personal Property will be terminated as to any property acquired by Borrower more than four (4) months after the date Borrower changes its name or identity so as to make the filed Financing Statement seriously misleading unless new appropriate financing statements indicating the new name or identity of Borrower are properly filed before the expiration of such four month period.

(G)

In rendering the opinions set forth in paragraphs 7, 8 and 9 above we have, with your permission, advised you only as to such knowledge as we have obtained from (a) the certificates of Borrower and Guarantor and our examination of any documents referred to therein (including, without limitation, a review of the Wells Fargo Credit Facility Documents); and (b) inquiries of Guarantor and officers, partners, members and any responsible employees of Borrower and each corporate, partnership or limited liability company Guarantor and lawyers presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the transactions contemplated by the Loan Documents, the Guaranty and the matters covered by this opinion. Except to the extent otherwise set forth above, for purposes of this opinion, we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or other regulations or decrees which may have been executed by or which may now be binding upon Borrower or any Guarantor or which may affect the Personal Property, nor have we undertaken to review our internal files or any files of Borrower or any Guarantor relating to transactions to which Borrower or any Guarantor may be a party, or to discuss their transactions or business with any other lawyers in our firm or with any officers, partners or any employees of Borrower or any Guarantor.

(H)

We are admitted to practice only in the State of Florida and we express no opinion as to matters under or involving the laws of any jurisdiction other than the United States of America and the State of Florida and its political subdivisions. This opinion is rendered solely to Bank in connection with the Loan and may not be relied upon by any other party (except counsel to Bank) or for any other purposes other than the purposes herein stated without our prior written consent.

Yours truly,

NELSON MULLINS RILEY & SCARBOROUGH, LLP

Exhibit “D”
Form of Guaranty

BB&T
GUARANTY AGREEMENT

BRANCH BANKING AND TRUST COMPANY	Date:	, 2015

As an inducement to Branch Banking and Trust Company (“Bank”), to extend credit to and to otherwise deal with PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (collectively, “Borrower”), and in consideration thereof, the undersigned (the “Guarantor” and each of the undersigned Guarantors, jointly and severally, if more than one) hereby unconditionally guarantees to Bank and its successors and assigns the due and punctual payment of any and all notes, drafts, debts, ACH obligations and liabilities, primary or secondary (whether by way of endorsement or otherwise), of Borrower, at any time, whether now existing or hereafter incurred with or held by Bank, together with interest, as and when the same become due and payable, and whether by acceleration or otherwise (collectively, the “Obligations”), in accordance with the terms of the Obligations including all renewals, extensions and modifications thereof. This Guaranty is a guarantee of payment and not of collection.

To secure the Obligations, the Guarantor hereby grants to bank a security interest in all of the Guarantor’s deposit accounts maintained with Bank, and Bank shall also at all times have the right of set-off against any such deposit account in the same manner and to the same extent that the right of set-off may exist against the Borrower. The Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to the Guarantor to the Obligations, and agrees with Bank that the Guarantor shall not demand payment of principal or interest from Borrower, shall not claim any offset or other reduction of the Obligations because of any such indebtedness and shall not take any action to obtain any of the security described in and encumbered by the documents evidencing Obligations (“Loan Documents”); provided, however, that, if Bank so requests, such indebtedness shall be collected, enforced and received by the Guarantor as trustee for Bank and shall be paid over to Bank on account of the Obligations, but without reducing or affecting any manner the liability of the Guarantor under the other provisions of this Guaranty Agreement.

Guarantor understands and agrees that an Obligation may be accepted or created with Bank at any time and from time to time without notice to Guarantor and Guarantor hereby expressly waives presentment, demand, protest, and notice of dishonor of any such Obligation. Bank may receive and accept as collateral from time to time any securities or other property for the Obligations, and may surrender, compromise, exchange and release such collateral or any part thereof at any time without notice and without in any manner affecting the obligation and liability of the Guarantor hereunder. Bank shall have no obligation to protect, perfect, secure or insure any security interests, liens or encumbrances in any collateral now or hereafter held for the Obligations.

Notwithstanding anything to the contrary herein, any person that does not qualify as an Eligible Contract Participant (as defined in the Commodity Exchange Act, as amended) or otherwise does not qualify as an “indirect proprietorship” pursuant to the rules of the Commodity Futures Trading Commission, shall not be deemed a party to any guaranty of any swap agreement with Bank entered into or modified on or after October 12, 2012, and shall not be liable for any swap obligations to Bank arising from such swap agreement. The foregoing exclusion shall have no effect on any other obligation of such person to Bank under this Guaranty.

In the event of the occurrence of a “Default” or “Event of Default’ otherwise related to the Obligations or evidenced or secured by any of the other Loan Documents or relating to the transactions contemplated by the Loan Documents, all rights powers and remedies available to Bank in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, the Guarantor hereby authorizes and empowers Bank upon the occurrence of Default or Event of Default under the Note(s) or Loan Documents, at its sole discretion, and except as otherwise provided herein, without notice to Guarantor, to exercise and cause to be exercised any right or remedy which Bank may have, including, but not limited to, judicial foreclosure, non-judicial foreclosure by exercise of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, rents, profits, accounts and certificates of deposit, or any other security, whether real, personal or tangible or intangible. At any public or private sale of any security or collateral for any indebtedness or any part hereof guaranteed hereby, whether by foreclosure or otherwise, Bank, may in its discretion, purchase all of any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor the balance due it pursuant to the Note(s) or any of the other Loan Documents without prejudice to Bank’s remedies hereunder against Guarantor for deficiencies or if allowed by applicable law. If the Obligations are partially paid by reason of the election of Bank, its successors, endorsees or assigns, to pursue any of the remedies available to Bank or if the Obligations are otherwise partially paid, then this Guaranty shall nevertheless remain in full force and effect, and the Guarantor shall remain liable for the entire balance of the Obligations, even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

This obligation of the Guarantor hereunder shall be a primary and not a secondary obligation and liability, payable immediately upon demand without recourse first having been obtained by Bank against the Borrower or any other guarantor or obligor, and without first resorting to any collateral held by Bank for the Obligations. The Guarantor hereby waives the benefit of all provisions of law, for stay or delay of execution or sale of any property or other satisfaction of judgment against the Guarantor until judgment is obtained against the Borrower and execution thereon returned unsatisfied, or until it is determined that the Borrower has no property or assets available for the satisfaction of the Obligations, or until any other proceedings can be completed. Guarantor hereby agrees to indemnify Bank for all costs of collection, including but not limited to the costs of repossession, appraisal, foreclosure, all attorneys’ fees reasonably incurred and all court costs incurred by Bank should Bank first be required by the Guarantor to resort to any collateral held by the Bank or to obtain execution or other satisfaction of a judgment against the Borrower for the Obligations. The Guarantor further agrees that the Guarantor is responsible for any part of the Obligations which have been paid by the Borrower to Bank and which the Bank is subsequently required to return to the Borrower or a trustee for the Borrower in any bankruptcy or insolvency proceeding. Guarantor agrees that it shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to bank’s collateral for Obligations unless and until all of Obligations of the Borrower have been paid in full. The Guarantor hereby waives, to the extent avoidable under any provision of the Bankruptcy Code, any right arising upon payment by the Guarantor of any obligation under this Guaranty to assert a claim against the bankruptcy estate of the Borrower.

In addition to the other waivers set forth elsewhere in this Guaranty, the Guarantor hereby waives and agrees not to assert or take advantage of (a) if allowed by applicable law, the defense of the statute of limitations in any action hereunder or for the collection of the Obligations or the performance of any Obligation; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor, Borrower, or any other party or entity, or the failure of Bank to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other party or entity; (c) any defense based upon the failure of Bank to give notice of the existence, creation, or incurring of any new or additional indebtedness or obligation or the failure of Bank to give notice of any action or non-action on the part of any other party whosoever, in connection with any Obligation, including without limitation the release of any other guarantor; (d) any defense based upon an election of remedies by Bank which destroys or otherwise impairs any subrogation rights of Guarantor to proceed against Borrower for reimbursement, or both; (e) any defense based upon failure of Bank to commence an action against Borrower or any other guarantor of the Obligations; (f) any duty on the part of Bank to disclose to the Guarantor any fact that is may know or hereafter know regarding Borrower; (g) acceptance or notice of acceptance of this Guaranty by Bank; (h) as stated above, notice of presentment and demand for payment or performance of the Obligations or performance of any except as otherwise required in this Guaranty; (i) as set forth above, protest and notice of dishonor or of default to the Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed; (j) except as otherwise provided herein, any and all other notices whatsoever to which the Guarantor might otherwise be entitled; (k) any defense based on lack of due diligence by the Bank and the collection, protection or realization upon any collateral securing the Obligations; (l) any transfer by Borrower of all or any part of the security for the Obligations; and (m) any other legal or equitable defenses whatsoever to which the Guarantor might be entitled, to the extent permitted by law, unless such defenses are based upon the willful misconduct of the Bank.

Check applicable box:

☒ This Guaranty is unlimited and applies to all indebtedness of Borrower, whether now existing or hereafter arising, including without limitation (a) all obligations of the Borrower to Bank in connection with any transfer of funds through the ACH System, and (b) all obligations of the Borrower to Bank in connection with that certain Loan Agreement dated of even date herewith by and between Borrower and Bank, the guidance loan extended to Borrower thereunder and any and all loans arising therefrom or made pursuant thereto.

☐ This Guaranty applies to all indebtedness of Borrower evidenced by that certain promissory note number dated (including all extensions, renewals, modifications and substitutions thereof) in the principal amount of $ .

☐ This Guaranty is limited to an amount of $ plus accrued interest, late fees, costs of collection (including attorneys’ fees) and all other obligations and indebtedness which may accrue or be incurred with respect to the Borrower’s indebtedness and obligations to Bank.

To secure the payment of all Obligations and in addition to the security interest granted to Bank in its deposit accounts, the Guarantor hereby grants a security interest and lien in the following property owned by the Guarantor:

N/A

(the “Collateral”).

The Guarantor agrees to execute and deliver to Bank any security agreement, deed of trust, mortgage, UCC financing statement, or other document required by the Bank in order to perfect and protect its security interest or lien in the Collateral. This document shall constitute a security agreement under the Uniform Commercial Code of Florida (“Code”), and in addition to having all other legal rights and remedies, the Bank shall have all rights and remedies of a secured party under the Code.

This Guaranty shall inure to the benefit of Bank, its successors and assigns, and the owners and holders of any of the Obligations, and shall remain in force until a written notice revoking it has been received by Bank; but such revocation shall not release Guarantor from liability to Bank, its successors and assigns, or the owners and holders of any of Obligations, for any Obligation of the Borrower which is hereby guaranteed and then in existence or from any renewals, extensions or modifications thereof in whole or in part, whether such renewals, extensions or modifications are made before or after such revocation, with or without notice to the Guarantor. The Guarantor waives presentment, demand, protest and notices of every kind and assents to any one or more extensions, modifications, renewals or postponements of the time or amount of payment or any other indulgences given to Borrower. The Guarantor shall be responsible for and shall reimburse the Bank for all costs and expenses (including reasonable attorneys’ fees) incurred by the Bank in connection with the enforcement of this Guaranty or the protection or preservation of any right or claim of the Bank in connection herewith, including without limitation costs and expenses incurred by the Bank in connection with its attempts to collect the Obligations.

If the Borrower is a corporation, this instrument covers all indebtedness, obligations and liabilities to Bank purporting to be made or undertaken on behalf of such corporation by any such officer or agent of said corporation without regard to the actual authority of such officer or agent. The term “corporation” shall include associations of all kinds and all purported corporations, whether correctly and legally chartered and organized.

The Guarantor hereby warrants and represents to Bank that: (i) this Guaranty is enforceable against it in accordance with its terms; (ii) the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which the Guarantor is a party; (iii) there is no litigation, claim, action or proceeding pending or, to the best knowledge of Guarantor, threatened against it which would materially adversely affect the financial condition of Guarantor or its ability to fulfill its obligations hereunder; (iv) that it has knowledge of the Borrower’s financial condition and affairs; and (v) unless otherwise required in a Loan Agreement, if applicable, as long as any Obligations remain outstanding or as long as Bank remains obligated to make advances, the Guarantor shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the property of Bank.

This Guaranty is made in and shall be construed in accordance with the laws and judicial decisions of the State of Florida. The Guarantor agrees that any dispute arising out of this Guaranty shall be adjudicated in either the state or federal courts of Florida and in no other forum. For that purpose, the Guarantor hereby submits to the jurisdiction of the state and/or federal courts of Florida. The Guarantor waives any defense that venue is not proper for any action brought in any federal or state court in the State of Florida.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS EXECUTED BY THE BORROWER IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER OR GUARANTOR AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO EXTEND CREDIT TO BORROWER. GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION AND THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

[signature on following page]

GUARANTY SIGNATURE PAGE

Witness the signature and seal of the undersigned Guarantor.

WITNESS:	PATRIOT TRANSPORTATION, INC., OF FLORIDA, a
Florida corporation

	By:	(SEAL)
Name:
Title:

STATE OF FLORIDA )
COUNTY OF_________________ ) to-wit:

I HEREBY CERTIFY, that on this _____ day of ____________, 201__, before me, the undersigned, a Notary Public of the State aforesaid, personally appeared __________________, the __________________ of PATRIOT TRANSPORTATION, INC., OF FLORIDA, a Florida corporation, on behalf of the corporation, who ☐ is personally known to me or ☐  has produced as identification, and executed the foregoing instrument for the purposes therein contained.

[NOTARY SEAL]	Print Name:_________________________________________
Notary Public, State of Florida

SCHEDULE “EE” TO BB&T LOAN AGREEMENT

OFFICER COMPLIANCE CERTIFICATE

This certificate (the “Certificate”) is delivered pursuant to Section 3.08 of the Loan Agreement dated May 13, 2015, between PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation and FLORIDA ROCK & TANK LINES, INC., a Florida corporation (the “Bank”), as the same may be amended or supplemented from time to time, being herein referred to as the Loan Agreement. All capitalized terms used in this Certificate which are defined in the Loan Agreement are used in this Certificate with the same meanings given such terms in the Loan Agreement.

I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the Borrower, to the Bank as follows:

1.

I am the duly elected or appointed and acting _______________________________ (Title) of the Borrower.

2.

I have reviewed the financial statements of the Borrower as of and for the period ending ______________________ attached hereto as Exhibit I, which were prepared in accordance with GAAP, consistently applied, and are true and correct in all material aspects and fairly present the financial position and results and operations of the Borrower.

3.

The Representations and Warranties set forth in Section 2 of the Loan Agreement are true and correct as of the date hereof.

4.

I further certify that the Borrower is in compliance (unless otherwise specified) with all covenants set forth in Sections 3, 5 and 6 of the Loan Agreement and any Schedules thereto, and specifically the covenants listed below.

Required by Loan Agreement				Actual	In Compliance? Yes/No
Maximum Funded Debt to EBITDA (tested quarterly)	2.5	To	1.0		☐ Yes ☐ No

Maximum Debt to Tangible Net Worth ratio (tested quarterly)	5.0	To	1.0		☐ Yes ☐ No

Fixed Charge Coverage Ratio (tested quarterly, on a trailing twelve month basis)	1.15	To	1.0		☐ Yes ☐ No

5.

As of the date hereof, no Default or Event of Default under Section 8 of the Loan Agreement and any Schedules thereto has occurred (except as specified on Exhibit II, attached hereto, which Exhibit II also sets forth any corrective action taken or proposed to be taken with respect to such Default or Event of Default).

6.

As of the date hereof, (A) no Default or Event of Default has occurred under the Wells Fargo Credit Facility and (B) Borrower has not received any notices from the Lender under the Wells Fargo Credit Facility of any Default, Event of Default or the waiver of any Default or Event of Default (except as specified on Exhibit III, attached hereto).

In Witness Whereof, I have caused this Officer Compliance Certificate and Schedule EE to Loan Agreement to be executed and delivered to the Bank this ___ day of ____________, 201__.

WITNESS:	PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation

By:
Print name:
Title:

WITNESS:	FLORIDA A ROCK & TANK LINES, INC., a Florida corporation

By:
Print Name:

 Attach Exhibit I, II and III, if applicable